CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

DERIVED INFORMATION   [3/26/2004]

[$345,000,000]

Loan Group 1 Senior Bonds Offered

(Approximate)

[$700,000,050]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2004-3

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials is referred to as the “Information”.

The Information has been provided by Credit Suisse First Boston.  Neither the Issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the Information herein.  The Information contained herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.

The Information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates.

The Information addresses only certain aspects of the applicable certificate’s characteristics and thus does not provide a complete assessment.  As such, the Information may not reflect the impact of all structural characteristics of the certificate.  The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Although a registration statement (including the prospectus) relating to the certificates discussed in this communication has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not been filed with the Securities and Exchange Commission.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.  Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the certificates discussed in this communication for definitive Information on any matter discussed in this communication.  Any investment decision should be based only on the data in the prospectus and the prospectus supplement (“Offering Documents”) and the then current version of the Information.  Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current.  A final prospectus and prospectus supplement may be obtained by contacting the Credit Suisse First Boston Trading Desk at (212) 538-8373.

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/04 cutoff date.  Approximately 11.6% of the mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA OLTV
FR Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	2	310,033	0.2	5.44	67.3	686
5.51 - 6.00	83	18,073,234	13.8	5.85	68.2	631
6.01 - 6.50	141	27,017,540	20.7	6.34	72.1	654
6.51 - 7.00	184	34,182,031	26.1	6.81	75.4	662
7.01 - 7.50	90	14,423,333	11.0	7.3	81.2	660
7.51 - 8.00	87	14,523,003	11.1	7.8	83.1	653
8.01 - 8.50	60	9,380,519	7.2	8.41	86.3	662
8.51 - 9.00	28	3,542,639	2.7	8.84	83.7	636
9.01 - 9.50	23	1,573,476	1.2	9.28	90.9	634
9.51 - 10.00	19	955,210	0.7	9.94	94.2	664
10.01 - 10.50	28	1,382,726	1.1	10.32	98.3	634
10.51 - 11.00	52	2,227,223	1.7	10.91	98.6	642
11.01 - 11.50	23	836,717	0.6	11.28	97.8	628
11.51 - 12.00	50	1,088,633	0.8	11.91	96.2	658
12.01 - 12.50	7	209,093	0.2	12.46	98.9	673
12.51 - 13.00	20	910,388	0.7	12.83	99.8	651
13.01 - 13.50	2	101,334	0.1	13.15	100.0	634
13.51 - 14.00	2	27,909	0.0	13.75	100.0	631
14.01 - 14.50	1	27,681	0.0	14.50	100.0	668
Total:	902	130,792,719	100.0	7.20	77.7	653

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA OLTV
ARM Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	139	34,440,263	6.1	5.17	79.6	670
5.51 - 6.00	270	64,410,984	11.5	5.82	79.1	644
6.01 - 6.50	358	71,226,468	12.7	6.31	80.6	627
6.51 - 7.00	561	108,367,801	19.3	6.81	81.4	621
7.01 - 7.50	496	88,094,967	15.7	7.31	82.5	609
7.51 - 8.00	516	85,559,548	15.3	7.81	81.1	591
8.01 - 8.50	344	49,225,526	8.8	8.30	81.7	600
8.51 - 9.00	302	41,738,463	7.4	8.78	80.9	588
9.01 - 9.50	65	7,199,102	1.3	9.31	78.7	560
9.51 - 10.00	50	5,771,123	1.0	9.71	80.4	560
10.01 - 10.50	28	3,111,736	0.6	10.32	75.7	547
10.51 - 11.00	11	1,048,542	0.2	10.8	72.0	537
11.01 - 11.50	4	276,975	0.0	11.27	72.5	568
11.51 - 12.00	3	223,438	0.0	11.71	74.3	525
12.01 - 12.50	2	83,541	0.0	12.38	69.6	571
Total:	3,149	560,778,477	100.0	7.14	80.9	615

CSFB

           CREDIT SUISSE FIRST BOSTON

HOME EQUITY ASSET TRUST 2004-3

Statistical Collateral Summary – Loan Group 1

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 4/01/04 cutoff date.   Approximately 10.0% of the group 1 mortgage loans do not provide for any payments of principal in the first two, three or five years following origination.  The final numbers will be found in the prospectus supplement.   Thirty day delinquencies and sixty day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Fixed Rate Collateral

		Total
	No of	Scheduled			WA OLTV
FR Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	2	310,033	0.4	5.44	67.3	686
5.51 - 6.00	69	13,011,456	17.2	5.85	67.2	633
6.01 - 6.50	115	19,067,998	25.2	6.34	71.8	657
6.51 - 7.00	136	24,594,777	32.6	6.82	76.1	661
7.01 - 7.50	37	5,382,611	7.1	7.23	84.3	650
7.51 - 8.00	30	5,441,784	7.2	7.80	87.0	651
8.01 - 8.50	10	1,162,361	1.5	8.29	91.2	647
8.51 - 9.00	12	920,661	1.2	8.80	88.2	622
9.01 - 9.50	14	685,415	0.9	9.30	90.6	642
9.51 - 10.00	15	643,453	0.9	9.95	98.5	657
10.01 - 10.50	24	1,104,722	1.5	10.33	97.9	633
10.51 - 11.00	22	799,007	1.1	10.87	99.6	658
11.01 - 11.50	18	557,326	0.7	11.32	99.6	639
11.51 - 12.00	43	926,822	1.2	11.92	96.1	660
12.01 - 12.50	6	122,259	0.2	12.43	98.2	697
12.51 - 13.00	17	663,831	0.9	12.79	99.7	656
13.01 - 13.50	2	101,334	0.1	13.15	100.0	634
13.51 - 14.00	2	27,909	0.0	13.75	100.0	631
14.01 - 14.50	1	27,681	0.0	14.50	100.0	668
Total:	575	75,551,437	100.0	6.99	76.8	652

Adjustable Rate Collateral

		Total
	No of	Scheduled			WA OLTV
ARM Current Rate (%)	Loans	Balance	%	WAC (%)	(%)	WA FICO
0.01 - 5.50	100	20,388,663	6.2	5.19	80.7	667
5.51 - 6.00	171	34,485,394	10.5	5.81	79.7	639
6.01 - 6.50	237	40,791,653	12.4	6.30	80.7	629
6.51 - 7.00	367	60,429,458	18.4	6.81	80.1	618
7.01 - 7.50	296	45,121,361	13.8	7.31	82.5	611
7.51 - 8.00	347	52,347,214	16.0	7.81	81.3	595
8.01 - 8.50	250	34,376,054	10.5	8.29	81.4	604
8.51 - 9.00	238	30,983,651	9.4	8.78	80.9	592
9.01 - 9.50	38	4,128,447	1.3	9.30	80.5	561
9.51 - 10.00	15	1,822,986	0.6	9.72	83.8	575
10.01 - 10.50	19	2,095,907	0.6	10.32	76.8	552
10.51 - 11.00	5	585,783	0.2	10.84	68.3	522
11.01 - 11.50	2	185,727	0.1	11.27	72.3	585
11.51 - 12.00	2	147,438	0.0	11.76	71.3	519
12.01 - 12.50	2	83,541	0.0	12.38	69.6	571
Total:	2,089	327,973,277	100.0	7.19	80.9	614